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                                                                    EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the use of and incorporation by reference of our reports and to all references to our Firm included in or made a part of this Amkor Technology, Inc. Form 10-K and into the Company's previously filed Registration Statements on Form S-3 (File Nos. 333-39642 and 333-68032) and Form S-8 filings (File Nos. 333-62891, 333-63430,
333-76254 and 333-86161).

AHN KWON & CO.

Seoul, Korea
March 28, 2002